UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 28, 2020

ALPHATEC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52024	20-2463898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, California 92008

(Address of Registrant’s Principal Executive Offices and Zip Code)

(760) 431-9286

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	ATEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement.

Tender Offer Agreement

On February 28, 2020, Alphatec Holdings, Inc. (“Alphatec”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”) with EOS Imaging S.A., a société anonyme organized and existing under the laws of France (“EOS”), pursuant to which Alphatec or one of its affiliates will commence a public tender offer (the “Offer”) to purchase all of the issued and outstanding ordinary shares, nominal value €0.01 per share (collectively, the “Shares”), and outstanding convertible bonds (“OCEANEs”), of EOS. The Offer will consist of a cash tender offer price of €2.80 (or approximately $3.08) per Share and €7.01 (or approximately $7.71) per OCEANE, respectively (the “Cash Offer”), or at the option of EOS shareholders, 0.50 shares of common stock, par value $0.0001 per share, of Alphatec (“ATEC Common Stock”) per Share (the “Exchange Offer” and, together with the Cash Offer, the “Offer Consideration”), for a total purchase price of up to $121.5 million. The Offer will need to be filed with and cleared by the Autorité des marches financiers (the “AMF”), which filing is expected to occur in late April 2020, prior to the commencement of the Offer. EOS is a leader in outcome-improving orthopedic medical imaging and software solutions that inform the entire surgical process.

Certain shareholders of EOS, which currently control approximately 23% of the outstanding Shares, collectively, have entered into Tender Commitments with Alphatec pursuant to which they have agreed, among other things, to tender their respective Shares into the Exchange Offer for ATEC Common Stock, subject to certain conditions, and not to sell or otherwise transfer any shares of such ATEC Common Stock for a three-month period following the Closing (as defined below) of the Offer, and not to sell or otherwise transfer 75% of such ATEC Common Stock during the three-month period following the expiry of the initial three-month period. These Tender Commitments will terminate if (i) the Tender Offer Agreement is terminated, (ii) the Offer is withdrawn by Alphatec pursuant to applicable French laws and regulations, or (iii) the Offer is not declared successful by the AMF as a result of certain conditions failing to be met or waived.

The obligation of Alphatec or its affiliates to file the Offer are subject to: (a) a fairness opinion, stating that the financial terms and conditions of the Offer are fair, having been delivered to EOS’ board of directors; (b) EOS’ board of directors having issued a reasoned opinion and recommended that EOS’ securityholders tender the Shares and OCEANEs into the Offer; (c) no competing tender offer for the Shares or OCEANEs which is reasonably expected to be financed and filed with the AMF having been publicly announced; (d) the accuracy of the representations and warranties of EOS contained in the Tender Offer Agreement (subject to certain materiality standards); (e) the French Foreign Investment Condition (as defined in the Tender Offer Agreement) having been satisfied; (f) there not having been a material breach by EOS of its obligations under the Tender Offer Agreement; and (g) there not having been a material adverse effect on EOS following the execution of the Tender Offer Agreement which is continuing on the date of filing of the Offer.

Subject to clearance by the AMF, the Offer will be open for tender during an initial acceptance period of 25 Euronext Paris trading days. The obligation of Alphatec or its affiliates to purchase Shares and OCEANEs validly tendered and not properly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of the condition that a number of Shares and OCEANE have been validly tendered that would allow Alphatec to acquire at least two-thirds of the share capital and voting rights of EOS on a fully diluted basis at the end of the acceptance period of the Offer. The settlement and delivery of the Shares and OCEANEs tendered into the Offer (the “Closing”) will occur shortly after the end of the initial acceptance period of the Offer.

If Alphatec and/or its affiliates own 90% or more of EOS’ share capital and voting rights following the Closing, Alphatec shall implement a mandatory squeeze out on any remaining non-tendered EOS Shares pursuant to applicable French laws and regulations (the “Squeeze-Out”). A squeeze-out of the OCEANEs may also be implemented if Alphatec and/or its affiliates own 90% or more of EOS’ shares on an as-converted basis.

The Tender Offer Agreement includes customary representations, warranties and covenants of Alphatec and EOS. Until the earlier of the termination of the Tender Offer Agreement and the date on which Alphatec can appoint a majority of the members of the EOS board, EOS has agreed to operate its and its subsidiaries’ businesses in the ordinary course consistent with past practice and has agreed to certain other operating covenants, each as set forth more fully in the Tender Offer Agreement.

Under the Tender Offer Agreement, EOS has agreed: (i) not to directly or indirectly solicit, initiate or encourage or take any actions to facilitate any Takeover Proposal (as defined in the Tender Offer Agreement) and accordingly to immediately cease and cause to be terminated all discussions or negotiations with any person or entity conducted heretofore with respect to any proposal that constitutes or would reasonably be expected to lead to a Takeover Proposal; (ii) to notify Alphatec of the receipt by EOS of any Takeover Proposal; (iii) to provide information on a reasonable and regular basis in respect of the status of any such Takeover Proposal; and (iv) not to accept, approve, recommend or enter into any agreement in respect of any such Takeover Proposal.

The Tender Offer Agreement contains certain termination rights at the option of both Alphatec and EOS and certain automatic termination provisions, including, with respect to termination at the option of Alphatec,, if the applicable closing conditions have not been satisfied or waived by Alphatec by May 31, 2020, or at any time if Alphatec pays EOS a reverse break-up fee as described below, among other basses for termination. Under the terms and conditions set forth in the Tender Offer Agreement, EOS shall pay a break-up fee of €2.5 million (up to €3.5 million in certain circumstances) to Alphatec and Alphatec shall pay a reverse break-up to EOS of €2.5 million upon the occurrence of certain events, including, with respect to EOS’ break-up fee, if EOS’ board of directors fails to issue its reasoned opinion upon receipt of the fairness opinion or decides to amend its recommendation on the Offer.

Commitment Letter

In connection with entry into the Tender Offer Agreement, Alphatec entered into a commitment letter, dated February 28, 2020 (the “Commitment Letter”), with Perceptive Credit Holdings III, LP (together with its affiliates, “Perceptive”), pursuant to which, subject to the terms and conditions set forth therein, Perceptive has committed to provide $130 million in secured debt financing, up to $60 million of which (the “Refinancing Portion”) will be made available to retire Alphatec’s existing credit facilities with MidCap Funding IV, LLC and Squadron Medical Finance Solutions, LLC (the “Refinancing”). The remaining commitment by Perceptive to provide an additional $70 million (which may be increased to up to $100 million at the request of Alphatec if agreed by Perceptive in its sole discretion) in secured debt financing (the “Tender Offer Portion”) will be made available to fund the Cash Offer portion of the Offer Consideration, provided that Alphatec may elect not to incur all or a portion of such Tender Offer Portion to the extent it is unnecessary to fund such Cash Offer amount. In the event that Alphatec elects not to incur the Tender Offer Portion of Perceptive’s commitment, Perceptive will make available up to $15 million in secured debt financing (the “Supplemental Portion”), in addition to the Refinancing Portion, to be used for Alphatec’s and its subsidiaries’ general corporate and working capital needs. The funding of each of the debt facilities provided for in the Commitment Letter is subject to the satisfaction of customary conditions for facilities of such type that are set forth therein, including entry into definitive documentation reflecting the terms of the Commitment Letter and no material adverse effect with respect to EOS.

Under the terms of the Commitment Letter, Alphatec has agreed to issue certain warrants to Perceptive representing the right to acquire ATEC Common Stock in connection with the incurrence of the Refinancing Portion (the “Refinancing Warrants”), the incurrence and use of the Tender Offer Portion to consummate the Offer (the “Tender Offer Warrants”) and the incurrence of the Supplemental Portion (the “Supplemental Warrants” and, together with the Refinancing Warrants and Tender Offer Warrants, the “Warrants”), as applicable. The price per share for 50% of the Refinancing Warrants shall be the lower of (x) the 5-day volume weighted average price of the ATEC Common Stock (“5-day VWAP”) immediately prior to the date of the Commitment Letter and (y) the 5-day VWAP immediately prior to the closing date of the Refinancing Portion, subject to a floor of $4.60 per share (the “Base Refinancing Warrant Price”). The price per share for the remaining 50% of the Refinancing Warrants shall be equal to the Base Refinancing Warrant Price plus an additional 12.5% premium. The price per share for 50% of the Tender Offer Warrants shall be the lower of (x) the 5-day VWAP immediately prior to the date of the Commitment Letter or (y) the 5-day VWAP immediately prior to the date such Tender Offer Warrants are issued, subject to a floor of $4.60 per share (the “Base Tender Offer Warrant Price”). The price per share for the remaining 50% of the Tender Offer Warrants shall be equal to the Base Tender Offer Warrant Price plus an additional 12.5% premium. The price per share for 50% of the Supplemental Warrants shall be the lower of (x) the 5-day VWAP immediately prior to the date of the Commitment Letter or (y) the 5-day VWAP immediately prior to the date the Supplemental Portion is incurred, subject to a floor of $4.60 per share (the “Base Supplemental Warrant Price”). The price per share for the remaining 50% of the Supplemental Warrants shall be equal to the Base Supplemental Warrant Price plus an additional 12.5% premium. The Refinancing Warrants, Tender Offer Warrants and Supplemental Warrants will be exercisable into a number of shares of ATEC Common Stock representing 18.5% of the aggregate principal amount borrowed in respect of the Refinancing Portion, 9% of the aggregate principal amount borrowed in respect of the Tender Offer Portion and used to consummate the Tender Offer and 9% of the aggregate principal amount borrowed in respect of the Supplemental Portion, respectively, in each case calculated using the Base Refinancing Warrant Price, Base Tender Offer Warrant Price or Base Supplemental Warrant Price, as applicable.

The foregoing descriptions of the Tender Offer Agreement, Tender Commitments and Commitment Letter are only summaries of certain material provisions thereof, do not purport to be complete, and are qualified in their entirety by reference to the full text of the such agreements, which are attached hereto as Exhibit 2.1, 2.2 and 2.3, respectively, and are incorporated herein by reference.

The Tender Offer Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Alphatec or EOS. The representations, warranties and covenants contained in the Tender Offer Agreement were made only for purposes of the Tender Offer Agreement as of the specific dates therein, are solely for the benefit of the parties to the Tender Offer Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Tender Offer Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Tender Offer Agreement, which subsequent information may or may not be fully reflected in Alphatec’s or EOS’ public disclosures.

ITEM 3.02	Unregistered Sales of Equity Securities.

The ATEC Common Stock issued in connection with the Offer described in Item 1.01 will be issued in reliance on an exemption from registration set forth in Rule 802 under the Securities Act of 1933, as amended (the “Securities Act”).

The Warrants described in Item 1.01 and any shares of ATEC Common Stock issuable thereunder will be issued in reliance on an exemption from registration pursuant to Section 4(a)(2) of the Securities Act.

ITEM 7.01	Regulation FD Disclosure.

On February 28, 2020, Alphatec issued a press release announcing the execution of the Tender Offer Agreement and the transactions contemplated thereby. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

As discussed in the press release, Alphatec will host a conference call with accompanying slides to discuss the Offer on February 28, 2020. A copy of the slide presentation is filed as Exhibit 99.2 hereto and incorporated herein by reference.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Item 7.01 of this Current Report on Form 8-K.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description
2.1	Tender Offer Agreement, dated as of February 28, 2020, by and between Alphatec Holdings, Inc. and EOS Imaging S.A.

2.2	Forms of Tender Commitment, by and between Alphatec Holdings, Inc. and certain investors of EOS Imaging S.A.

2.3	Commitment Letter, dated as of February 28, 2020, by and between Alphatec Holdings, Inc. and Perceptive Credit Holdings III, LP

99.1	Press Release of Alphatec Holdings, Inc., dated February 28, 2020

99.2	Slide Presentation, dated February 28, 2020

Forward-Looking Statements

Alphatec cautions you that statements included in this Current Report on Form 8-K that are not a description of historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management’s current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward looking statements include Alphatec’s plans to commence to commence the Offer, the timing and likelihood of the Closing occurring, the expected Offer Consideration to be paid in connection with the Offer, Alphatec’s plans to obtain financing pursuant to the Commitment Letter and the uses therefrom and entry into definitive documentation reflecting the terms of the Commitment Letter.

The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: uncertainties as to the timing of the Offer and the Closing; uncertainties as to the percentage of EOS’ securityholders tendering their shares in the Offer; the possibility that competing offers will be made; risks related to the AMF’s review of the Offer; Alphatec’s and EOS’ ability to satisfy the conditions to Closing for the proposed transaction on the anticipated timeline or at all; the satisfaction of conditions, including applicable regulatory clearances, set forth in the EOS shareholder agreements to tender for ATEC Common Stock, which if not met, could increase the Cash Offer price; the occurrence of any event, change or other circumstances that could give rise to the termination of the Tender Offer Agreement; the effect of the announcement of the Offer and related transactions on the ability of the parties to retain and hire key personnel, maintain relationships with their customers and suppliers, and maintain their operating results and business generally; the inability to reach the required threshold to complete the Squeeze-Out resulting in EOS Shares continuing to be traded on Euronext and related regulatory requirements in connection therewith; risks related to potential litigation in connection with the Offer or the Closing that may result in significant costs of defense, indemnification and liability; the inability of Alphatec to secure the financing contemplated to be obtained pursuant to the Commitment Letter on the expected terms or timing, or at all, whether as a result of failure to meet certain conditions or otherwise; the risk that the businesses will not be integrated successfully; unexpected variations in market growth and demand for the combined company’s products and technologies; and the risk that benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and other risks detailed in Alphatec’s public periodic filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Alphatec undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement.

Certain Legal Matters

This communication is not intended to, and does not, constitute, represent or form part of any offer, invitation or solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities whether pursuant to this Current Report on Form 8-K, the attached press release or otherwise.

The distribution of this communication in jurisdictions outside the United States or France may be restricted by law or regulation and therefore any person who comes into possession of this communication should inform themselves about, and comply with, such restrictions. Any failure to comply with such restrictions may constitute a violation of the securities laws or regulations of any such relevant jurisdiction.

EOS is incorporated in France and listed on Euronext and any offer for its securities will be subject to French disclosure and procedural requirements, which differ from those that are applicable to offers conducted solely in the United States, including with respect to withdrawal rights, offer timetable, settlement procedures and timing of payments. The transactions described above will be structured to comply with French and U.S. securities laws and regulations applicable to transactions of this type.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC.

Date: February 28, 2020	By:	/s/ Jeffrey G. Black
Name: Jeffrey G. Black Title: Chief Financial Officer